                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this Form S-4 Registration Statement pertaining to AntiVirals, Inc. dated February 17, 1998 and included in the AntiVirals, Inc. Annual Report on Form 10-KSB for the year ended December 31, 1997 and to all references to our firm included in this Registration Statement.


                                             ARTHUR ANDERSEN LLP


Portland, Oregon,
  August 5, 1998